As filed with the Securities and Exchange Commission on May 27, 2016

Registration No. 2-88003
Registration No. 2-98471
Registration No. 33-26177
Registration No. 33-38219

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 2-88003
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 2-98471
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-26177
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-38219
UNDER
THE SECURITIES ACT OF 1933

ROGERS
CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	06-0513860
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

P.O. Box 188
One Technology Drive
Rogers, Connecticut 06263-0188
(Address of Principal Executive Offices) (Zip Code)

Rogers Employee Savings and Investment Plan
(Full title of the Plan)

Jay B. Knoll
Vice President, General Counsel and Corporate Secretary
P.O. Box 188
One Technology Drive
Rogers, Connecticut 06263-0188
(860) 774-9605
(Name, address including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	X	Accelerated filer	--
Non-accelerated filer	-- (Do not check if a smaller reporting company)	Smaller reporting company	--

DEREGISTRATION OF SECURITIES

Rogers Corporation, a Massachusetts corporation (the "Company"), is filing these post-effective amendments (collectively, the "Post-Effective Amendments") related to the following registration statements on Form S-8 (collectively, the "Registration Statements"):

•
Registration Statement No. 2-88003, filed by the Company with the Securities and Exchange Commission (the "SEC") on November 23, 1983, which registered an aggregate of 12,500 shares of the Company's capital stock, par value $1.00 per share ("Capital Stock"), and an indeterminate amount of plan interests to be offered and sold pursuant to the Rogers Employee Savings and Investment Plan (the "Plan");

•
Registration Statement No. 2-98471, filed by the Company with the SEC on June 19, 1985, which registered an aggregate of 25,000 shares of the Company's Capital Stock and an indeterminate amount of plan interests to be offered and sold pursuant to the Plan;

•
Registration Statement No. 33-26177, filed by the Company with the SEC on December 19, 1988, which registered an aggregate of 60,000 shares of the Company's Capital Stock and an indeterminate amount of plan interests to be offered and sold pursuant to the Plan; and

•
Registration Statement No. 33-38219, filed by the Company with the SEC on December 14, 1990, which registered an aggregate of 50,000 shares of the Company's Capital Stock and an indeterminate amount of plan interests to be offered and sold pursuant to the Plan.

The Plan no longer offers Capital Stock as an investment option. Accordingly, the Company hereby terminates the effectiveness of the Registration Statements and hereby removes from registration any remaining shares of Capital Stock and all plan interests that were registered for issuance under the Plan pursuant to the Registration Statements and that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Rogers, Connecticut, on May 19, 2016.

ROGERS CORPORATION

By:	/s/ Jay B. Knoll
Name:	Jay B. Knoll
Title:	Vice President, General Counsel and Corporate
Secretary

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bruce D. Hoechner	President, Chief Executive Officer, and Director	May 19, 2016
Bruce D. Hoechner	(Principal Executive Officer)

/s/ Janice E. Stipp	Vice President, Finance, Chief Financial Officer, and Chief Accounting Officer	May 19, 2016
Janice E. Stipp	(Principal Financial Officer and Principal Accounting Officer)

/s/ Keith L. Barnes	Director	May 6, 2016
Keith L. Barnes

/s/ Michael F. Barry	Director	May 6, 2016
Michael F. Barry

/s/ Carol R. Jensen	Director	May 6, 2016
Carol R. Jensen

/s/ William E. Mitchell	Director	May 6, 2016
William E. Mitchell

/s/ Ganesh Moorthy	Director	May 6, 2016
Ganesh Moorthy

/s/ Helene Simonet	Director	May 6, 2016
Helene Simonet

/s/ Peter C. Wallace	Director	May 6, 2016
Peter C. Wallace